Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

October 27, 2005

Yellow Roadway Corporation Reports Highest Quarterly EPS in Company History

•	Yellow Transportation posts 91.8% operating ratio – the best quarterly operating ratio since 1988

•	Roadway Express closes the quarter with good momentum

•	YRC Regional Transportation reports double-digit volume growth in third quarter

•	Meridian IQ results reflect strong organic growth and expansion

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today announced third quarter 2005 adjusted diluted earnings per share (“EPS”) of $1.53 compared to last year’s third quarter of $1.38. Third quarter 2005 EPS includes $.04 per share of dilution from the company’s contingent convertible notes based on an average YELL stock price of $48.84 for the quarter. No related dilution was included in the third quarter of 2004. Adjusted diluted EPS for the third quarter 2005 excludes $.04 for executive severance, $.05 of acquisition charges, and $.02 for losses on property disposals. The company excludes these charges when evaluating performance and does not consider them part of core operations. Reported diluted EPS for the third quarter 2005 was $1.42 per share compared to reported third quarter 2004 diluted EPS of $1.15 per share.

“We delivered another solid quarter of financial results,” stated Bill Zollars, Chairman, President and CEO of Yellow Roadway. “Synergies from the Roadway acquisition remain on track while synergy initiatives from the USF acquisition are well under way.”

Yellow Roadway reported the following consolidated results for the third quarter 2005:

•	Operating revenue of $2.49 billion compared to third quarter 2004 revenue of $1.77 billion. The third quarter of 2005 included the results of the USF companies, which were not included in third quarter 2004.

•	Adjusted operating income of $168 million compared to third quarter 2004 adjusted operating income of $120 million. Adjustments in the third quarter 2005 totaled $11 million and related to executive severance, acquisition charges and property disposals. Reported operating income was $157 million compared to reported operating income of $121 million in the third quarter of 2004.

For the nine months ended September 30, 2005, Yellow Roadway reported the following consolidated results:

•	Adjusted diluted EPS of $3.88, up 42% compared to $2.73 for the same period last year. Reported diluted EPS of $3.77 compared to $2.50 for the same period in 2004.

•	Operating revenue of $6.26 billion compared to $4.99 billion in the same period last year.

•	Adjusted operating income of $392 million compared to $250 million for the same period in 2004, an increase of $142 million. Adjustments in 2005 totaled $9 million and related to executive severance, acquisition charges and property disposals. Reported operating income was $383 million compared to reported operating income of $250 million for the same period last year.

Selected Segment Highlights for Third Quarter 2005

“Our operating companies are working well as they continue to improve efficiencies and better serve customers,” Zollars said.

•	Yellow Transportation

✓	Record quarterly revenue of $892 million, up 7.7% from third quarter last year.

✓	Record quarterly operating income of $73 million.

✓	LTL tonnage growth of 0.1% from third quarter 2004.

✓	LTL revenue per hundred weight, including fuel surcharge, up 7.2%, and excluding fuel surcharge and adjustments for business mix, up 1.6%, when compared to third quarter 2004.

•	Roadway Express

✓	Third quarter revenue of $858 million, up 5.7% from third quarter last year.

✓	Third quarter adjusted operating income of $60 million. Reported operating income of $58 million.

✓	Adjusted operating ratio of 93.0% and reported operating ratio of 93.2%.

✓	LTL revenue per hundred weight, including fuel surcharge, up 6.9%, and excluding fuel surcharge and adjustments for business mix, up 1.6%, when compared to third quarter 2004.

•	YRC Regional Transportation

✓	Third quarter revenue of $607 million.

✓	Adjusted operating income of $33 million. Reported operating income of $28 million.

✓	LTL revenue per hundred weight, including fuel surcharge, up 6.0%, and excluding fuel surcharge, up 1.4% when compared to third quarter 2004.*

✓	LTL tonnage per day up 10.5% from third quarter 2004.*

•	Meridian IQ

✓	Third quarter revenue of $142 million, up 149% from third quarter last year when including USF Logistics. Third quarter revenue up 37% when excluding USF Logistics.

✓	Operating income of $6.3 million compared to $1.1 million in third quarter 2004.

*	Includes the operating companies of New Penn Motor Express, USF Bestway, USF Holland and USF Reddaway.

For complete statistical information, refer to the company’s website at yellowroadway.com under Investor Relations and then select Earnings Releases & Operating Statistics.

Outlook

The company’s expectations for the fourth quarter and full year 2005 include the following:

•	Fourth quarter 2005 EPS between $1.30 and $1.35, including $.01 per share of dilution from the contingent convertibles. The estimated dilution is based on the fourth quarter-to-date average YELL stock price of $41.35.

•	Full year 2005 EPS in the range of $5.18 to $5.23, including $.19 per share of dilution from the contingent convertibles. The full year estimated dilution is based on the year-to-date average YELL stock price of $51.62.

•	2005 consolidated revenue of $8.7 billion.

•	2005 interest expense of $63 million with $20 million in the fourth quarter.

•	A consolidated tax rate of 38.1%.

•	Diluted average shares of 59 million for the fourth quarter and 57 million for the full year.

Review of Financial Results

Yellow Roadway Corporation (NASDAQ: YELL) will host a conference call for the investment community on Friday, October 28, 2005, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Investors and analysts should dial 1.888.609.3912 at least 10 minutes prior to the start of the call. The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the Yellow Roadway Internet site yellowroadway.com.

An audio playback will be available beginning two hours after the call ends until midnight on November 11, 2005 by calling 1.800.642.1687 and then entering the access code 8410636. An audio playback also will be available for 30 days after the call via the StreetEvents and Yellow Roadway web sites.

*     *     *     *     *

The preceding disclosures contain references to ‘reported’ and ‘adjusted’ operating income and operating ratios. Reported numbers include property gains and losses, one-time charges related to the acquisition of USF Corporation, and executive severance, while adjusted numbers exclude these items. Management adjusts for these items when evaluating operating performance to more accurately compare the results among periods. Refer to the attached “Supplemental Financial Information” for more details.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, ability to capture cost synergies, the company’s ability to improve productivity results at its Roadway Express subsidiary and its resulting effects on efficiencies, service and yield, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Yellow Roadway Corporation, a Fortune 500 company, is one of the largest transportation service providers in the world. Through its brands including Yellow Transportation, Roadway Express, Reimer Express, USF, New Penn Motor Express and Meridian IQ, Yellow Roadway provides a wide range of asset and non-asset-based transportation services. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs approximately 70,000 people.

Investor Contact:	Phil Gaines	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	phil.gaines@yellowroadway.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Nine Months
	2005	2004	2005	2004
OPERATING REVENUE	$2,491,650	$1,767,082	$6,258,457	$4,993,348

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,450,548	1,083,027	3,721,462	3,107,697
Operating expenses and supplies	412,949	251,261	1,002,998	738,746
Purchased transportation	274,568	196,070	686,552	546,718
Depreciation and amortization	75,800	43,158	180,848	126,746
Other operating expenses	110,147	73,833	274,272	223,880
(Gains) losses on property disposals, net	1,638	(859)	(346)	(590)
Acquisition and executive severance charges	9,213	—	10,077	—

Total operating expenses	2,334,863	1,646,490	5,875,863	4,743,197

OPERATING INCOME	156,787	120,592	382,594	250,151

NONOPERATING (INCOME) EXPENSES:
Interest expense	19,949	11,041	42,753	34,448
Write off of deferred debt issuance costs	—	18,279	—	18,279
Other	(943)	364	(1,488)	706

Nonoperating expenses, net	19,006	29,684	41,265	53,433

INCOME BEFORE INCOME TAXES	137,781	90,908	341,329	196,718
INCOME TAX PROVISION	52,496	34,999	130,046	75,736

NET INCOME	$85,285	$55,909	$211,283	$120,982

AVERAGE SHARES OUTSTANDING-BASIC	57,994	48,204	53,177	47,993

AVERAGE SHARES OUTSTANDING-DILUTED	60,194	48,778	56,018	48,492

BASIC EARNINGS PER SHARE	$1.47	$1.16	$3.97	$2.52

DILUTED EARNINGS PER SHARE	$1.42	$1.15	$3.77	$2.50

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months
	2005	2004	%
Operating revenue:
Yellow Transportation	$892,451	$828,993	7.7
Roadway Express	858,353	812,359	5.7
YRC Regional Transportation	606,543	70,680	n/m
Meridian IQ	142,027	57,028	n/m
Corporate and other	(7,724)	(1,978)

Consolidated	2,491,650	1,767,082

Reported operating income (loss):
Yellow Transportation	73,464	63,678	15.4
Roadway Express	58,255	52,097	11.8
YRC Regional Transportation	27,766	10,284	n/m
Meridian IQ	6,314	1,092	n/m
Corporate and other	(9,012)	(6,559)

Consolidated	156,787	120,592

Adjustments to operating income by segment [a] :
Yellow Transportation	(321)	(1,236)
Roadway Express	1,855	340
YRC Regional Transportation	5,104	39
Meridian IQ	(11)	(2)
Corporate and other	4,224	—

Consolidated	10,851	(859)

Adjusted operating income (loss) [a]:
Yellow Transportation	73,143	62,442	17.1
Roadway Express	60,110	52,437	14.6
YRC Regional Transportation	32,870	10,323	n/m
Meridian IQ	6,303	1,090	n/m
Corporate and other	(4,788)	(6,559)

Consolidated	$167,638	$119,733

Reported operating ratio:
Yellow Transportation	91.8%	92.3%
Roadway Express	93.2%	93.6%
YRC Regional Transportation	95.4%	85.4%
Consolidated	93.7%	93.2%

Adjusted operating ratio:
Yellow Transportation	91.8%	92.5%
Roadway Express	93.0%	93.5%
YRC Regional Transportation	94.6%	85.4%
Consolidated	93.3%	93.2%

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	$1.42	$1.15
(Gains) losses on property disposals	0.02	(0.01)
Acquisition charges	0.05	—
Executive severance	0.04	—
Write off debt issuance costs - nonoperating	—	0.24

Adjusted diluted EPS	$1.53	$1.38

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Nine Months
	2005	2004	%
Operating revenue:
Yellow Transportation	$2,534,769	$2,356,099	7.6
Roadway Express	2,455,992	2,297,700	6.9
YRC Regional Transportation	986,447 [b]	191,102	n/m
Meridian IQ	294,078 [b]	153,338	n/m
Corporate and other	(12,829)	(4,891)

Consolidated	6,258,457	4,993,348

Reported operating income (loss):
Yellow Transportation	190,782	135,818	40.5
Roadway Express	146,522	103,494	41.6
YRC Regional Transportation	55,656 [b]	25,229	n/m
Meridian IQ	10,922 [b]	2,254	n/m
Corporate and other	(21,288)	(16,644)

Consolidated	382,594	250,151

Adjustments to operating income by segment [a] :
Yellow Transportation	(2,833)	(784)
Roadway Express	2,352	202
YRC Regional Transportation	5,475	(8)
Meridian IQ	(11)	—
Corporate and other	4,748	—

Consolidated	9,731	(590)

Adjusted operating income (loss) [a]:
Yellow Transportation	187,949	135,034	39.2
Roadway Express	148,874	103,696	43.6
YRC Regional Transportation	61,131	25,221	n/m
Meridian IQ	10,911	2,254	n/m
Corporate and other	(16,540)	(16,644)

Consolidated	$392,325	$249,561

Reported operating ratio:
Yellow Transportation	92.5%	94.2%
Roadway Express	94.0%	95.5%
YRC Regional Transportation	94.4%	86.8%
Consolidated	93.9%	95.0%

Adjusted operating ratio:
Yellow Transportation	92.6%	94.3%
Roadway Express	93.9%	95.5%
YRC Regional Transportation	93.8%	86.8%
Consolidated	93.7%	95.0%

Reconciliation of reported diluted EPS to adjusted diluted EPS:
Reported diluted EPS	$3.77	$2.50
Gains on property disposals	—	(0.01)
Acquisition charges	0.07
Executive severance	0.04	—
Write off debt issuance costs - nonoperating	—	0.24

Adjusted diluted EPS	$3.88	$2.73

[a]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. This measurement should not be construed as a better measurement than operating income as defined by generally accepted accounting principles. Adjustments presented in the 2005 period herein consist of property gains and losses, acquisition related charges and executive severance charges. Adjustments presented in the 2004 period herein consist entirely of property gains and losses.
[b]	Includes the revenue and operating income of USF operating companies since May 25, 2005, the date of acquisition.

Selected Financial Data

Yellow Roadway Corporation and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Nine Months Ended September 30,
	2005	2004
Net cash from operating activities	$256,336	$274,663
Net cash used in investing activities	(1,011,366)	(152,761)
Net cash provided by (used in) financing activities	706,015	(171,066)
Gross capital expenditures	(231,644)	(155,165)
Net capital expenditures	(213,278)	(142,298)
Proceeds from exercise of stock options	4,293	9,321
Free cash flow [a]	47,351	141,686

	September 30, 2005	December 31, 2004
Cash and cash equivalents	$57,474	$106,489
Accounts receivable, net	1,249,604	778,596
Net property and equipment	2,258,792	1,422,718
Total assets	5,796,654	3,627,169
Asset backed securitization borrowings	456,000	—
Current maturities of contingently convertible notes	—	250,000
Long-term debt, less current portion	1,170,483	403,535
Total debt	1,630,922	657,935
Total shareholders’ equity	1,894,916	1,214,191
Debt to capitalization [b]	46.3%	35.1%
Debt to capitalization, less available cash	45.4%	31.2%

a	Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.
b	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.